News Release

Amkor Technology Reports Financial Results for the Second Quarter 2019

Second Quarter Highlights

•	Second quarter net sales $895 million

•	Operating income $23 million

•	Net loss $9 million, earnings per diluted share ($0.04)

•	EBITDA $149 million

TEMPE, Ariz. - July 29, 2019 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the second quarter ended June 30, 2019.

"Second quarter profitability was at the high end of guidance, with revenue just above the midpoint," said Steve Kelley, Amkor's president and chief executive officer. "Strong factory performance and prudent cost management drove solid sequential improvement in operating income."

Results	Q2 2019	Q1 2019	Q2 2018
	($ in millions, except per share data)
Net sales	$895	$895	$1,066
Gross margin	13.8%	13.5%	15.9%
Operating income	$23	$13	$54
Net income attributable to Amkor (1)	($9)	($23)	$33
Earnings per diluted share (1)	($0.04)	($0.10)	$0.14
EBITDA (2)	$149	$153	$208

(1) Q2 2019 net income includes an $8 million charge, or $0.03 per share, related to the early redemption of $525 million of senior notes due 2022. Q1 2019 net income includes a $15 million non-cash discrete income tax charge, or $0.06 per diluted share, to reduce the value of certain deferred tax assets.

(2) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under "Selected Operating Data."

"We are executing well in a challenging market environment," said Megan Faust, Amkor's corporate vice president and chief financial officer. "Our focus in 2019 remains on controlling Capex and other expenses, while investing in future growth opportunities."

At June 30, 2019, cash and cash equivalents were $551 million, and total debt was $1.3 billion.

Business Outlook

"In the third quarter, we expect revenues to increase about 15% sequentially, driven by gains in the mobile communications and consumer markets," said Kelley. "We are encouraged by the level of new product qualification activity for 5G, automotive and IoT applications."

Third quarter 2019 outlook (unless otherwise noted):

•	Net sales of $990 million to $1.07 billion

•	Gross margin of 12% to 16%

•	Net income of ($7) million to $41 million, or ($0.03) to $0.17 per diluted share

•	Full year 2019 capital expenditures of approximately $475 million

Conference Call Information

Amkor will conduct a conference call on Monday, July 29, 2019, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 4127169). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for more than 250 of the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information, visit www.amkor.com.

Contact:

Vincent Keenan
Vice President, Investor Relations
480-786-7594
vincent.keenan@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q2 2019	Q1 2019	Q2 2018
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$433	$422	$496
Mainstream products (2)	462	473	570
Total net sales	$895	$895	$1,066

Packaging services	83%	82%	83%
Test services	17%	18%	17%

Net sales from top ten customers	62%	66%	65%

End Market Data:
Communications (handheld devices, smartphones, tablets)	37%	38%	42%
Automotive, industrial and other (driver assist, infotainment, performance, safety)	29%	28%	26%
Computing (datacenter, infrastructure, PC/laptop, storage)	19%	20%	19%
Consumer (connected home, set-top boxes, televisions, visual imaging, wearables)	15%	14%	13%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	38.0%	38.0%	38.9%
Labor	17.4%	17.4%	16.0%
Other manufacturing	30.8%	31.1%	29.2%
Gross margin	13.8%	13.5%	15.9%

(1) Advanced products include flip chip and wafer-level processing and related test services
(2) Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In this press release, we provide EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q2 2019	Q1 2019	Q2 2018
	(in millions)
EBITDA Data:
Net income	$(9)	$(23)	$33
Plus: Interest expense	19	19	21
Plus: Income tax expense	6	21	11
Plus: Depreciation & amortization	133	136	143
EBITDA	$149	$153	$208

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
	(In thousands, except per share data)
Net sales	$895,305	$1,065,684	$1,790,269	$2,091,003
Cost of sales	771,851	895,967	1,546,054	1,763,515
Gross profit	123,454	169,717	244,215	327,488
Selling, general and administrative	64,758	74,700	136,345	155,423
Research and development	36,186	41,076	71,940	82,005
Total operating expenses	100,944	115,776	208,285	237,428
Operating income	22,510	53,941	35,930	90,060
Interest expense	18,653	21,127	37,926	41,138
Other (income) expense, net	6,966	(11,001)	2,401	(7,569)
Total other expense, net	25,619	10,126	40,327	33,569
Income (loss) before taxes	(3,109)	43,815	(4,397)	56,491
Income tax expense	5,897	10,631	27,277	13,112
Net income (loss)	(9,006)	33,184	(31,674)	43,379
Net income attributable to non-controlling interests	(444)	(593)	(655)	(1,244)
Net income (loss) attributable to Amkor	$(9,450)	$32,591	$(32,329)	$42,135

Net income (loss) attributable to Amkor per common share:
Basic	$(0.04)	$0.14	$(0.14)	$0.18
Diluted	$(0.04)	$0.14	$(0.14)	$0.18

Shares used in computing per common share amounts:
Basic	239,508	239,351	239,461	239,283
Diluted	239,508	239,804	239,461	239,805

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2019	December 31, 2018
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$551,438	$681,569
Restricted cash	2,590	2,589
Accounts receivable, net of allowances	702,466	724,456
Inventories	217,638	230,589
Other current assets	38,988	32,005
Total current assets	1,513,120	1,671,208
Property, plant and equipment, net	2,515,533	2,650,448
Operating lease right of use asset *	132,763	—
Goodwill	26,159	25,720
Restricted cash	2,878	3,893
Other assets	118,831	144,178
Total assets	$4,309,284	$4,495,447
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$198,230	$114,579
Trade accounts payable	459,548	530,398
Capital expenditures payable	134,500	255,237
Accrued expenses	246,615	258,209
Total current liabilities	1,038,893	1,158,423
Long-term debt	1,109,945	1,217,732
Pension and severance obligations	174,897	184,321
Long-term operating lease liability *	80,049	—
Other non-current liabilities	74,324	79,071
Total liabilities	2,478,108	2,639,547

Stockholders’ equity:
Preferred stock	—	—
Common stock	285	285
Additional paid-in capital	1,913,103	1,909,425
Retained earnings	80,860	113,189
Accumulated other comprehensive income (loss)	27,317	23,812
Treasury stock	(216,254)	(216,171)
Total Amkor stockholders’ equity	1,805,311	1,830,540
Non-controlling interests in subsidiaries	25,865	25,360
Total equity	1,831,176	1,855,900
Total liabilities and equity	$4,309,284	$4,495,447

*Effective January 1, 2019, we adopted Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). Upon adoption, we recorded a right-of-use asset and lease liability on our balance sheet. Prior period financial statements were not required to be adjusted for the effects of this new standard.

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(31,674)	$43,379
Depreciation and amortization	268,819	285,515
Other operating activities and non-cash items	33,112	(3,239)
Changes in assets and liabilities	(101,329)	(119,276)
Net cash provided by operating activities	168,928	206,379
Cash flows from investing activities:
Payments for property, plant and equipment	(273,672)	(389,568)
Proceeds from sale of property, plant and equipment	8,247	603
Proceeds from insurance recovery for property, plant and equipment	1,538	—
Other investing activities	2,864	2,647
Net cash used in investing activities	(261,023)	(386,318)
Cash flows from financing activities:
Proceeds from revolving credit facilities	85,000	—
Payments of revolving credit facilities	(5,000)	—
Proceeds from short-term debt	29,781	7,264
Payments of short-term debt	(25,548)	(31,546)
Proceeds from issuance of long-term debt	614,375	64,000
Payments of long-term debt	(732,178)	(77,015)
Payments of finance lease obligations	(2,746)	(1,689)
Other financing activities	(3,865)	492
Net cash used in financing activities	(40,181)	(38,494)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	1,131	1,347
Net decrease in cash, cash equivalents and restricted cash	(131,145)	(217,086)
Cash, cash equivalents and restricted cash, beginning of period	688,051	602,851
Cash, cash equivalents and restricted cash, end of period	$556,906	$385,765

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including statements regarding our focus on capital expenditures and cost controls and investments in growth opportunities, and all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•	the highly unpredictable nature, cyclicality, and rate of growth of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
laws, rules, regulations and policies imposed by the U.S. or foreign governments in areas such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, privacy, labor, environmental, health and safety, and in particular the recent increase in protectionist measures considered or adopted by the U.S. and foreign governments;

•
laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer or government supported efforts to promote the development and growth of local competitors;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices and generally soft end market demand for electronic devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers, the impact of changes in our market share and prices for our services with those customers and the business and financial condition of those customers;

•
the performance of our business, interest rate fluctuations and other economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law or the interpretations thereof (including the impact of recent U.S. tax reform), changes in our organizational structure, changes in the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax reviews, audits and ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants, including the potential impact of the phase-out of LIBOR on our variable interest rate debt;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital expenditures;

•	the effects of an economic slowdown in major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of acquired operations, particularly J-Devices, or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•
there can be no assurance regarding when our new K5 factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our expectations;

•	economic effects of terrorist attacks, political instability, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in packaging and test manufacturing yields;

•	dependence on international operations and sales and fluctuations in foreign currency exchange rates, particularly in Japan and Korea;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2018 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.